SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

October 2, 2003 (August 15, 2003)

Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On September 30, 2003, Spectrum Pharmaceuticals, Inc. withdrew from a bankruptcy court supervised auction to purchase certain assets of Protarga, Inc. Based upon the Company’s analysis of the market potential of the assets, the Company concluded that the bid price in the auction for the assets had increased beyond the value of such assets.

     On August 15, 2003, Spectrum Pharmaceuticals, Inc. announced that it had entered into an agreement to purchase certain assets and provide debtor in possession financing to the owner of the assets, Protarga, Inc. During the bankruptcy period to date, Spectrum has loaned Protarga, Inc. $462,000 for ongoing operations and to cover Protarga’s bankruptcy costs and has committed to a maximum amount of $550,000. The loan is secured by the assets of Protarga and will be repaid at the close of the sale of the Portarga assets, which close is expected to occur in October 2003. In addition to the repayment of the debtor in possession financing, Spectrum will receive a break-up fee of $100,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: October 2, 2003	By:	/s/ Rajesh C. Shrotriya

	Name:	Rajesh C. Shrotriya, MD
	Title:	Chairman, Chief Executive Officer and President